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                                                                  EXHIBIT 14.(b)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements and Experts" to the Registration Statement (Form N-14) under the Securities Act of 1933 and related Prospectus/Proxy Statement and Statement of Additional Information of AEGON/Transamerica Series Fund, Inc. and to the incorporation by reference therein of our report dated February 9, 2001, with respect to the financial statements and financial highlights of Transamerica Variable Insurance Fund, Inc., included in the Annual Report for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

Los Angeles, California

December 21, 2001